Exhibit 10.1
2022-1 AMENDMENT TO

TRICO BANCSHARES SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AND

PARTICIPATION AGREEMENT

WHERAS, TriCo Bancshares (the “Company”) maintains the TriCo Bancshares Supplemental Executive Retirement Plan (the “SERP”);

WHEREAS, Richard P. Smith (the “Executive”) became a participant in the SERP pursuant to a participation agreement dated December 14, 1993 (the “Participation Agreement”);

WHEREAS, Section 8.2 of the SERP provides that the Company’s Board of Directors (the “Board”) may amend the SERP from time to time provided that such an amendment may not reduce a participant’s accrued benefit or change the vesting schedule without the participant’s consent; and

WHEREAS, the Board has determined to amend the SERP with respect to the Executive (and only the Executive) so as to help rationalize the balance between accrued SERP benefits and other compensation by freezing the Executive’s SERP benefit as between two life annuity benefit forms that as of the effective date hereof are actuarially equivalent applying reasonable actuarial methods and assumptions.

NOW, THERFORE, the SERP and the Participation Agreement are hereby amended with respect to the participation of Richard P. Smith as follows, effective December 27, 2022:

1.Section 4.1 (“Normal Retirement Benefit”) of the SERP is amended, solely with respect to the Executive, by deleting subsection (a) thereof and replacing it in its entirety with the following new language:

(a) Notwithstanding any provision of the Plan to the contrary, the Supplemental Retirement Benefit of Participant Richard P. Smith shall, effective December 27, 2022, be frozen (the “Benefit Freeze Effective Date”); therefore, commencing on the first day of the month coinciding with or following Mr. Smith’s Normal Retirement Date, the Employer shall:

(i) if at the time of benefit commencement Mr. Smith remains married to his spouse as of the Benefit Freeze Effective Date, pay to Mr. Smith and such spouse a 100% joint & survivor annuity in a monthly Supplemental Retirement Benefit amount equal to $65,416.67 (the equivalent of $785,000 annually), or

(ii) if at the time of benefit commencement Mr. Smith is no longer married to his spouse as of the Benefit Freeze Effective Date (whether due to death or divorce), pay to Mr. Smith a single life annuity in a monthly Supplemental Retirement Benefit equal to $81,250 (the equivalent of $975,000 annually).

2. The SERP is amended, solely with respect to the Executive, by deleting Section 4.6 (“Form of Benefit Payment”) and replacing it in its entirety with the following new language:

4.6 Reserved.

3. The provisions of the SERP shall remain applicable except as expressly provided herein.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.1

IN WITNESS WHEREOF, the Company has caused this 2022-1 Amendment to be executed by its duly authorized officer on this 27th day of December, 2022.

TRICO BANCSHARES

By: /s/ Cory W. Giese
Name: Cory W. Giese
Title: Lead Independent Director

Acknowledged and Agreed:

By: /s/ Richard P. Smith
Richard P. Smith